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                                                                     EXHIBIT 5.1


                               September 15, 1998



AMRESCO, INC.
700 North Pearl, Suite 2400
Dallas, Texas  75201

     Re: Registration Statement on Form S-3 of $1,000,000 Aggregate Initial Offering Price of Securities

Ladies and Gentlemen:

     I have acted as counsel for AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of (i) shares of its common stock, par value $.05 per share (the "Common Stock"), (ii) shares of its preferred stock, $1.00 par value per share (the "Preferred Stock"), in one or more series, any series of which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) its debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), and (iv) warrants (collectively, the "Securities Warrants") to purchase shares of Common Stock (the "Common Stock Warrants"), shares of Preferred Stock (the "Preferred Stock Warrants"), Depositary Shares ("Depositary Share Warrants") or Debt Securities (the "Debt Securities Warrants"), for an aggregate initial public offering price of up to $1,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Securities Warrants are herein collectively referred to as the "Securities." Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Registration Statement or the Accord (as defined below).

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications and exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction threwith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the Law of the State of Texas and the statutes comprising the Delaware General Corporation Law.

     Subject to the foregoing, I am of the opinion that:

     1. (a) When the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and (c) assuming that the terms of the Debt Securities and the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will be constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. (a) When the Securities Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Securities Warrants), and issued and sold in the form and in the manner contemplated in the Registration
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AMRESCO, INC.
September 15, 1998
Page 2


Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act and (c) assuming that the terms of the Securities Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. The Company has the authority pursuant to its Restated Certificate of Incorporation, as amended (the "Certificate"), to issue up to 5,000,000, shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exercise of any Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

     4. (a) When the Deposit Agreement relating to the issuance of Depositary Shares has been duly executed and delivered by the Company and the Depositary (including, without limitation, the adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and delivery of the Depositary Shares and the series of Preferred Stock to be represented thereby), (b) when the series of Preferred Stock represented by such Depositary Shares has been duly established in accordance with the terms of the Certificate and applicable law, (c) upon the issuance and delivery of the Preferred Stock represented by the Depositary Shares to the Depositary against receipt of depositary receipts evidencing such Depositary Shares in the manner contemplated by the Depositary Agreement and the resolutions of the Board of Directors of the Company and (d) upon issuance and delivery of and payment for the Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by the resolutions of the Board of Directors, such Depositary Shares (including any Depositary Shares duly issued (i) upon the exercise of any Securities Warrants exercisable for Depositary Shares or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Depositary Shares) will be validly issued, fully paid and nonassessable.

     5. The Company has the authority pursuant to its Certificate, to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Securities Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

     Without limiting the generality of the qualifications and exceptions, limitations on coverage and other limitations described in the Accord, the opinions set forth above are expressly subject to the following qualifications and exceptions:

          (a) The opinions are subject to the Bankruptcy and Insolvency Exception. In addition, certain other provisions of the Securities may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Securities will not affect the validity or enforceability as a whole of any of the Securities.
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AMRESCO, INC.
September 15, 1998
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          (b) The opinions are subject to the Equitable Principles Limitation.

          (c) In rendering the opinions set forth above, I have assumed that, at the time of the authentication and delivery of a series of Securities, the resolutions of the Board of Directors referred to above will not have been modified or rescinded, and there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission (the "Commission"), in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

     I hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and the use of my name wherever appearing in the Registration Statement.

                              Very truly yours,



                              /s/ L. Keith Blackwell
                              ---------------------------------
                              L. Keith Blackwell
                              General Counsel